Exhibit 99
          April 23, 1999


          Contact: Dan McCarthy, (610) 774-5758


                   PP&L RESOURCES IS CAPITALIZING ON OPPORTUNITIES
                          THROUGH AGGRESSIVE GROWTH STRATEGY
                          ----------------------------------

          ---COMPANY EXPECTS SIGNIFICANT GROWTH IN EARNINGS PER SHARE OVER
                                NEXT SEVERAL YEARS --


               Saying that the company already has made significant

          progress in capitalizing on opportunities in the energy business,

          the chairman of PP&L Resources, Inc. (NYSE: PPL) told shareowners

          Friday (4/23) that he anticipates even greater returns as the company pursues an aggressive growth strategy.


               "Our growth initiatives have led to strong financial returns that you saw over the past year as well as an expectation of solid future earnings growth," said William F. Hecht, PP&L

          Resources chairman, president and chief executive officer.  "Our business plans call for earnings per share to grow at a compound annual rate of 7.9 percent over the next three years."


               A key component of the company's growth strategy is an

          objective to more than double its U.S. generating capacity over the next five years, making the company one of the largest owners of generation in the country.


               Speaking to 550 shareowners at PP&L Resources' annual

          meeting at Lehigh University's Stabler Arena, Hecht said the acquisition of new businesses, in combination with the successes of company's wholesale and retail marketing operations, contributed to a $700 million increase in revenues for 1998 versus the previous year.


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               "This increase in revenues is hard evidence that PP&L

          Resources is growing," said Hecht.  The dramatic increase in revenues in 1998 moved PP&L Resources up 66 places on the Fortune

          500 list - to 401.  Hecht said revenue growth can be expected to continue as the company completes its acquisition of more than

          2,700 megawatts of generating capacity in Montana and Maine.

          Closing on both of these acquisitions is expected later this year.

               Hecht said that PP&L Resources is achieving substantial

          success in three basic business lines:


           ()  Delivery -- or distribution -- of energy, both electricity and natural gas to homes and businesses in Pennsylvania, as well as in the United Kingdom and Latin America.


           ()  Generation of electricity through the operation of high-

               performing power plants in key domestic and overseas

               markets.


           ()  Marketing of energy to other utilities and traders at the wholesale level, as well as to end users at the retail

               level.


               As a result of the expansion of the company's delivery

          business, Hecht said, PP&L Resources now is involved in the daily lives of more than 3.3 million customers around the world.  He said the company is continuing to explore opportunities to further expand its delivery business - both domestically and internationally.


               The company already has announced plans to increase its

          generating capacity by more than 50 percent to 12,000 megawatts.

          But that's just the beginning, Hecht said.




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

               "Over the next five years, it is our intention to increase our U.S. generation holdings by another 7,500 megawatts so that

          PP&L Resources has in the neighborhood of 20,000 megawatts of domestic capacity," said Hecht.  "This expansion is positioning us to be an even lower-cost, more profitable generation supplier as new markets open up around the country."


               The company's marketing efforts also have been very

          successful, Hecht said.  "Our sales in the wholesale market increased by 70 percent in 1998, and we now are buying and selling electricity, natural gas and oil in 28 states as well as in

          Canada," said Hecht.  On the retail side, he said, the company will actually increase the amount of electricity it sells to end-

          use customers in 1999 compared to what it sold to customers in

          1998 in the regulated market.


               John R. Biggar, PP&L Resources' senior vice president and

          chief financial officer, said during the meeting that the

          company's total return on common stock improved dramatically in

          1998, reaching nearly 23 percent, almost double the 1997 rate.

          "We outperformed the index of electric companies in the Standard

          & Poors 500 and the Edison Electric Institute index of investor-

          owned electric utilities," said Biggar.


               Biggar also provided details on the company's earnings

          forecast.

               "Based on assumptions of increased wholesale prices for

          energy and increased load growth, higher affiliated company earnings and higher margins on sales by PP&L EnergyPlus, as well as fewer shares of common stock outstanding, we are forecasting earnings per share of $2.15 this year, $2.40 for 2000 and $2.60 for 2001," said Biggar.  The company's 1998 adjusted earnings were $2.07 per share.





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



               "We also expect to see strong growth in PP&L Resources' free cash flow over the next three years," Biggar said.


               In developing its financial forecast, the company made a

          number of assumptions about the business conditions that it expects to encounter in the next three years, Biggar said.  "We have made realistic assumptions that avoid being either too aggressive or too conservative," he said, "and our experience so far in 1999 indicates that our assumptions are on target."


               He said that the company's current earnings forecast does

          not include the effects of its planned issuance of securitization bonds for up to $2.85 billion of transition costs.  Biggar said the company plans to securitize its transition costs early in the third quarter of 1999, subject to state Public Utility Commission approval.

         "The securitization of PP&L's transition costs is expected to improve the 2000 earnings forecast by 5 cents per share to $2.45, and the 2001 forecast by 10 cents per share to $2.70," said Biggar.


               Biggar noted that issuing these bonds also is good news

          for PP&L, Inc. customers, whose rates may decrease by an average of about 1 percent over the 10 years the bonds will be outstanding.


               He said a portion of the cash derived from securitization will be made available to PP&L Resources for investment in projects or for the repurchase of common stock on the open market.  "We have already repurchased 3 million shares of common stock and have announced plans to acquire an additional 4 million shares in open market transactions," said Biggar.


               Shareowners also heard from Frank Long, the company's

          executive vice president and chief operating officer, who

          provided additional information on the company's successes in




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          both the retail and wholesale energy market and the continued

          excellent operation of PP&L, Inc.'s power plants.


               During the meeting, shareowners ratified the appointment of

          PricewaterhouseCoopers LLP as the company's independent auditors and approved amendments to incentive compensation plans for company officers and key employees.


               Shareowners also elected three directors to three-year

          terms: Frederick M. Bernthal, president of Universities Research

          Association, Washington, D.C.; William J. Flood, secretary-

          treasurer of Highway Equipment & Supply Co., Drums, Pa.; and Long.


               About 76  percent  of  the approximately 158  million

          outstanding common shares were voted at the meeting.


               Directors continuing in office are (term expiration in

          parentheses): E. Allen Deaver, former executive vice president of

          Armstrong World Industries, Inc., Lancaster, Pa. (2000); Elmer D.

          Gates, vice chairman of Fuller Company, Bethlehem, Pa. (2000),

          Hecht (2001); Stuart Heydt, chief executive officer, Penn State

          Geisinger Health System, Harrisburg, Pa. (2001); Norman Robertson,

          former senior vice president and chief economist of Mellon Bank,

          Pittsburgh, Pa. (2000); and Marilyn Ware, chairman of American Water

          Works Company, Inc,, Voorhees, N.J. (2001).



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



               The above directors also serve as directors of PP&L, Inc,,

          the company's largest subsidiary.  Holders of PP&L, Inc.

          preferred stock approved changes to that company's articles of incorporation to improve financial flexibility related to

          authorization of stock, indebtedness and payment of dividends.


               PP&L Resources, Inc, is a Fortune 500 company based in

          Allentown, Pa.  The PP&L Resources family of companies includes

          PP&L, Inc., which delivers electricity to 1.3 million customers in eastern and central Pennsylvania, generates electricity, and markets wholesale energy in the United States and in Canada; PP&L

          EnergyPlus Co., which sells competitively priced energy and energy services to deregulated markets; PP&L Global, Inc., which develops electric generation throughout the United States and around the world and has investments in United Kingdom and Latin American companies that distribute electricity to 2 million customers; PP&L Spectrum,

          Inc., which markets energy-management services and products; Penn

          Fuel Gas, Inc., which sells and distributes natural gas and propane in Pennsylvania and Maryland; and Burns Mechanical, Inc., H. T. Lyons,

          Inc., McCarl's Inc. and McClure Company, which are mechanical contracting and engineering firms that provide services in the mid-

          Atlantic region.


               See our Internet home page, at www.pplresources.com, for recent news releases and other information about PP&L Resources.


              Certain statements which are contained in this news release are "forward-looking statements" within the meaning of the federal securities laws. Although PP&L Resources and PP&L, Inc. believe that the expectations reflected in these statements are reasonable, there can be no assurance that these expectations
          will prove to have been correct.   These forward-looking
          statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: state and federal regulatory developments; new state or federal legislation; national or regional economic conditions; market demand and prices for energy and capacity; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the need for and effect of any business or industry restructuring; the PP&L Resources' and PP&L, Inc.'s profitability and liquidity; new


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


          accounting requirements or new applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions (including actual results in achieving Year 2000 compliance by PP&L Resources, its subsidiaries and others) and operating costs; performance of new ventures; political, regulatory or economic conditions in foreign countries where PP&L Global makes investments; foreign exchange rates; and PP&L Resources' and PP&L, Inc.'s commitments and liabilities. Any such forward-looking statements should be considering in light of such important factors and in conjunction with the PP&L Resources' and PP&L, Inc.'s documents on file with the Securities and Exchange Commission. New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for PP&L Resources and PP&L, Inc. to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made, and PP&L Resources and PP&L, Inc. undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.


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